Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Altair Nanotechnologies Inc. of our report dated March 9, 2006 relating to our audit of the consolidated financial statements and internal control over financial reporting, which appeared in the Annual Report on Form 10-K of Altair Nanotechnologies Inc. for the year ended December 31, 2005.

        We also consent to the reference to us under the heading “Experts” in the Prospectus which is part of this Registration Statement.

/s/ Perry-Smith LLP

Sacramento, California
August 31, 2006